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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 22, 2004

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                                 HYBRIDON, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                     001-31918                   04-3072298
 (State or Other Juris-             (Commission                 (IRS Employer
diction of Incorporation           File Number)              Identification No.)


           345 VASSAR STREET,
        CAMBRIDGE, MASSACHUSETTS                                   02139
(Address of Principal Executive Offices)                         (Zip Code)


                                 (617) 679-5500
               Registrant's telephone number, including area code:


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the election of Alison Taunton-Rigby to the Board of Directors of Hybridon, Inc. (the "Company"), which is described under Item 5.02 of this Current Report on Form 8-K, the Company granted to Dr. Taunton-Rigby options to purchase 25,000 shares of its common stock on September 22, 2004. The options have an exercise price per share equal to $0.57 per share and vest on September 22, 2005. The vesting of the options will be automatically accelerated upon the occurrence of a change in control of the Company, as defined in the Company's 1995 Director Stock Option Plan.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On September 22, 2004, the Company elected Alison Taunton-Rigby, Ph.D., O.B.E. to the Company's Board of Directors as a Class III director. Her term will expire at the Company's 2007 Annual Meeting of Stockholders. The Company's Board of Directors has not determined to which committees of the Company's Board of Directors, if any, Dr. Taunton-Rigby will be named.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              HYBRIDON, INC.


Date: September 27, 2004                      By: /s/ Robert G. Andersen
                                                  ------------------------------
                                                  Robert G. Andersen
                                                  Chief Financial Officer